Exhibit 99.1
Infinity Natural Resources Announces Second Quarter Impact of Derivative Contracts
July 17, 2026
MORGANTOWN, W.Va.-- Infinity Natural Resources, Inc. (“Infinity” or the “Company”) (NYSE: INR) today provided an update on the impact of derivative contracts for the second quarter 2026.

Impact of Derivative Contracts

For the quarter ended June 30, 2026, Infinity recognized realized losses associated with settled derivative contracts of approximately $6.4 million. These results reflect cash settlements tied to financial contracts referencing crude oil prices, natural gas prices, natural gas liquids ("NGLs") prices and regional basis differentials.

In addition to the cash settlements recorded during the quarter, the Company recorded non-cash mark-to-market unrealized gains in its outstanding derivative portfolio of approximately $63.9 million. These unrealized gains arise from the periodic revaluation of open derivative positions using prevailing forward commodity price curves at the end of the reporting period.

Because these unrealized adjustments reflect changes in the market value of contracts that remain open, they do not represent current-period cash inflows or outflows but instead reflect the accounting remeasurement of the Company’s derivative portfolio.

Overall, the combined effect of realized settlements and unrealized valuation changes resulted in a total derivative gain of approximately $57.5 million for the quarter. These derivative contracts were entered into pursuant to our board approved hedging strategy.

The following tables summarize Infinity’s open derivative contracts scheduled to settle after June 30, 2026.

		Swaps			Collars
	Volume	Weighted Average Price	Fair Value as of June 30, 2026	Volume	Weighted Average Ceiling Price	Weighted Average Floor Price	Fair Value as of June 30, 2026
Oil (WTI)	(in MBbls)	($ per Bbl)	(in thousands)	(in MBbls)	($ per Bbl)	($ per Bbl)	(in thousands)
2026	1,480	$63.51	$(7,652)	182	$78.00	$70.00	$669
2027	1,710	$65.08	$(2,372)	350	$84.60	$70.00	$2,362
2028	884	$70.87	$5,088	—	—	—	—
2029	—	—	—	—	—	—	—
2030	—	—	—	—	—	—	—
Total	4,074		$(4,937)	532			$3,031

		Swaps
	Volume	Weighted Average Price	Fair Value as of June 30, 2026
Natural Gas (NYMEX)	(in MMBtu)	($ per MMBtu)	(in thousands)
2026	23,563,000	$4.04	$14,979
2027	44,334,000	$3.91	$19,994
2028	35,370,000	$3.76	$2,863
2029	29,970,000	$3.61	$(520)
2030	26,310,000	$3.56	$283
Total	159,547,000		$37,599

		Swaps
	Volume	Weighted Average Price	Fair Value as of June 30, 2026
Natural Gas (Fixed Basis)	(in MMBtu)	($ per MMBtu)	(in thousands)
2026	8,840,000	$3.05	$5,370
2027	10,372,000	$2.96	$2,884
2028	—	—	—
2029	—	—	—
2030	—	—	—
Total	19,212,000		$8,255

		Swaps
	Volume	Weighted Average Price	Fair Value as of June 30, 2026
Natural Gas (Basis)	(in MMBtu)	($ per MMBtu)	(in thousands)
2026	28,869,000	$(0.98)	$(6,053)
2027	29,537,000	$(0.62)	$(1,749)
2028	33,086,250	$(0.51)	$(1,124)
2029	—	—	—
2030	—	—	—
Total	91,492,250		$(8,926)

		Swaps
	Volume	Weighted Average Price	Fair Value as of June 30, 2026
NGLs	(in Mbbls)	($ per Bbl)	(in thousands)
2026	1,249,643	$36.13	$1,890
2027	1,644,857	$33.68	$2,897
2028	83,571	$57.96	$274
2029	—	—	—
2030	—	—	—
Total	2,978,071		$5,061

About Infinity
Infinity (NYSE: INR) is a growth oriented, independent energy company focused on the acquisition, development, and production of hydrocarbons in the Appalachian Basin. Our operations are focused on the Utica Shale in eastern Ohio as well as our stacked dry gas assets in both the Marcellus and Utica Shales in southwestern Pennsylvania.
Preliminary Information

The information in this press release related to second quarter 2026 financial and operating information is preliminary and unaudited and is based on estimates and subject to completion of the Company’s financial closing procedures. Final amounts for the three months ended June 30, 2026 will be reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 or in the corresponding earnings release. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and the Company’s actual results may differ materially from these estimates because of final adjustments, the completion of the Company’s financial closing procedures, and other developments after the date of this release.

Cautionary Statement Regarding Forward-Looking Statements
This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact, included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, future commodity prices, future production targets, leverage targets or debt repayment, hedging strategy, future capital spending plans, capital efficiency, our ability to make share repurchases, expected drilling and completions plans and projected well costs, among other similar statements, are forward-looking statements. When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made.
Such statements are subject to a number of assumptions, risks and uncertainties, including those incident to the development, production, gathering and sale of oil, natural gas and NGLs, most of which are difficult to predict and many of which are beyond the control of the Company. These include, but are not limited to, our failure to realize, in full or at all, the anticipated benefits of capital raising transactions and acquisitions, including synergies; commodity price volatility; inflation; lack of availability and cost of drilling, completion and production equipment and services; supply chain disruption; project construction delays; environmental risks; drilling, completion and other operating risks; lack of availability or capacity of midstream gathering and transportation infrastructure; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the concentration of the Company’s operations in the Appalachian Basin; difficult and adverse conditions in the domestic and global capital and credit markets; impacts of geopolitical events and world health events, including trade wars; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; potential financial losses or earnings reductions resulting from the Company’s commodity price risk management program or any inability to manage its commodity risks; failure to realize expected value creation from property acquisitions and trades; weather related risks; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and the Company’s inability to re-establish production; the Company’s ability to service its indebtedness; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, armed conflict, political instability and civil unrest, including instability in the Middle East, Venezuela and Mexico and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; risks related to the Company’s ability to expand its business, including through the recruitment and retention of qualified personnel; and the other risks described in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in other filings we make with the SEC, for a discussion of the risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. As a result, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Therefore, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.
Contacts
Infinity Natural Resources, Inc.
Thomas Marchetti
Vice President, Investor Relations
Email: ir@infinitynr.com

Source: Infinity Natural Resources, Inc.